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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 1, 2003


                               GFSI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                       333-38951               74-2810744
(State or other jurisdiction of    (Commission File Number)    (I.R.S.  Employer
         incorporation)                                      Identification No.)



            9700 COMMERCE PARKWAY
               LENEXA, KANSAS                                        66219
  (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (913) 888-0445


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On October 1, 2003, GFSI Holdings, Inc. (the "Company") issued shares of its common stock and shares of its preferred stock in exchange for $30 million (at maturity value) of its 11.375% Senior Discount Notes (the "Notes"). The shares were issued to certain members of the Company's management team who had purchased the Notes directly from the noteholders. Upon consummation of the transaction, management stockholders now hold approximately 90% of the outstanding equity of the Company.

         At the same time, GFSI, Inc., the Company's wholly-owned subsidiary, purchased an additional $30 million (at maturity value) of the Notes. Combined with management's acquisition of the Notes the two transactions resulted in $60 million of the Notes being purchased by the Company and GFSI, Inc., leaving $24 million (maturity value) in the hands of third party noteholders. GFSI, Inc. borrowed approximately $11.6 million from its existing revolving credit facility in order to finance its purchase and pay related transaction fees.

         On October 2, 2003, the Company issued a press release regarding these transactions. The press release is attached hereto as an exhibit and is hereby incorporated in its entirety by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

EXHIBIT NUMBER          DESCRIPTION
--------------          ------------

    99.1                Press Release dated October 2, 2003.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GFSI HOLDINGS, INC.


Date: October 2, 2003                    By:  /S/  J. CRAIG PETERSON
                                            ------------------------------------
                                            J. Craig Peterson
                                            Senior Vice President and Chief
                                            Financial Officer




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                                  EXHIBIT INDEX


EXHIBIT
NUMBER           DESCRIPTION
-------          ------------

 99.1            Press Release dated October 2, 2003.




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